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                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

       THIS AGREEMENT AND PLAN OF REORGANIZATION dated March 31, 1998, is by and between VISION TWENTY-ONE, INC., a Florida corporation ("Vision Twenty-One"), EYECARE ONE CORP., a Delaware corporation (the "Company"), and MARTIN F. STEIN, ROBERT L. SOWINSKI, EUGENE H. EDSON, STEPHEN L. CHERNOF, and JOHN C. COLMAN, not individually but solely as Trustee of the John C. Colman Trust u/t/a dated August 5, 1994, and STEPHEN L. CHERNOF and DANIEL J. STEIN, not individually but solely in their capacities as Trustees of the Daniel J. Stein Irrevocable Trust u/a/d April 3, 1996 and STEPHEN L. CHERNOF and LAWRENCE STEIN, not individually but solely in their capacities as Trustees of the Lawrence Stein Irrevocable Trust u/a/d April 5, 1996 (individually, a "Stockholder" and collectively, the "Stockholders").

                                 R E C I T A L S

       WHEREAS, the Stockholders own all of the issued and outstanding shares of capital stock of the Company.

       WHEREAS, the Company and Vision Twenty-One desire to effect a business combination and merger of the Company with and into Vision Twenty-One upon the terms and subject to the satisfaction of the conditions precedent contained herein (the "Merger").

       WHEREAS, it is intended that for income tax purposes the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

       WHEREAS, certain of the Stockholders ("VIPA Stockholders") also own all of the issued and outstanding shares of capital stock of Vision Insurance Plan of America, Inc., a Wisconsin corporation ("VIPA").

       WHEREAS, simultaneously with the consummation of this transaction, the VIPA Stockholders, VIPA, Vision Twenty-One and Vision Twenty-One of Wisconsin, Inc., a wholly-owned subsidiary of Vision Twenty-One, desire to effect a stock purchase of VIPA upon the terms and subject to the satisfaction of the conditions precedent contained in that certain Stock Purchase Agreement between VIPA, Vision Twenty-One, Inc., Vision Twenty-One of Wisconsin, Inc., VIPA and its stockholders (the "Stock Purchase Agreement").

       WHEREAS, for financial and accounting reporting purposes, it is intended that the transactions described herein and in the Stock Purchase Agreement be accounted for as a pooling of interests (the "Pooling of Interests").

       NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

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       1. DEFINITIONS. In addition to the definitions set forth herein, as used in this Agreement, the following terms shall have the meanings set forth below:

             1.1. AAA. The term "AAA" shall mean the American Arbitration Association.

             1.2. Active Stockholders. The term "Active Stockholders" shall mean Martin F. Stein, Robert L. Sowinski, Stephen L. Chernof, Stephen L. Chernof and Daniel J. Stein, not individually but solely in their capacities as Trustees of the Daniel J. Stein Irrevocable Trust u/a/d April 3, 1996 and Stephen L. Chernof and Lawrence Stein, not individually but solely in their capacities as Trustees of the Lawrence Stein Irrevocable Trust u/a/d April 5, 1996.

             1.3. Affiliate. The term "Affiliate" with respect to any person or entity shall mean a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such person or entity.

             1.4. Balance Sheet Date. The term "Balance Sheet Date" shall have the meaning set forth in Section 3.9.

             1.5. Cash Compensation. The term "Cash Compensation" shall have the meaning set forth in Section 3.11(a).

             1.6. Claim Notice. The term "Claim Notice" shall have the meaning set forth in Section 14.3(a).

             1.7. Closing. The term "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

             1.8. Closing Date. The term "Closing Date" shall mean March 31, 1998, or such other date as mutually agreed upon by the parties.

             1.9. Closing Date Balance Sheet. The term "Closing Date Balance Sheet" shall have the meaning set forth in Section 2.11(a).

             1.10. Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

             1.11. Common Stock. The term "Common Stock" or "Vision Twenty-One Common Stock" shall mean the common stock of Vision Twenty-One.

             1.12. Company Common Stock. The term "Company Common Stock" shall mean the common stock of the Company.

             1.13. Compensation Plans. The term "Compensation Plans" shall have the meaning set forth in Section 3.11(b).

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             1.14. Competitor. The term "Competitor" shall mean any person or entity which, individually or jointly with others, whether for its own account or for that of any other person or entity, owns or holds any ownership or voting interest in any person or entity engaged in the practice of optometry or the operation of retail optical stores; provided, however, that such term shall not include any Affiliate of Vision Twenty-One.

             1.15. Controlled Group. The term "Controlled Group" shall have the meaning set forth in Section 3.12(j).

             1.16. Corporation Law. The term "Corporation Law" shall mean the statutes, regulations and laws governing business corporations and professional corporations in the State of Delaware.

             1.17. Effective Time. The term "Effective Time" shall have the meaning set forth in Section 2.3.

             1.18. Election Period. The term "Election Period" shall have the meaning set forth in Section 14.3(a).

             1.19. Employee Benefit Plans. The term "Employee Benefit Plans" shall have the meaning set forth in Section 3.12(a).

             1.20. Employee Policies and Procedures. The term "Employee Policies and Procedures" shall have the meaning set forth in Section 3.11(d).

             1.21. Employment Agreements. The term "Employment Agreements" shall have the meaning set forth in Section 3.11(c).

             1.22. Environmental Damages. The term "Environmental Damages" shall mean all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of:

                     (i) the existence prior to the Closing Date of Hazardous Material upon, about, beneath the Property or migrating or threatening to migrate to or from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property; or

                     (ii) the release or threatened release of Hazardous Material upon, about, beneath Off-Site Locations or the existence of a violation of Environmental Requirements pertaining to the Off-Site Location for which the Company is a potentially responsible party regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property.




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              1.23. Environmental Requirements. The term "Environmental
Requirements" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment.

              1.24. ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

              1.25. Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              1.26. FBCA. The term "FBCA" shall mean the Florida Business Corporation Act.

              1.27. Financial Statements. The term "Financial Statements" shall have the meaning set forth in Section 3.9.

              1.28. GAAP. The term "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis with prior periods, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of the determination.

              1.29. Governmental Authority. The term "Governmental Authority" shall mean any national, state, provincial, local or tribunal governmental, judicial or administrative authority or agency.

              1.30. Hazardous Material. The term "Hazardous Material" shall mean any substance:

                     (i) the presence of which requires investigation or remediation under any Environmental Requirement; or

                     (ii) which is defined as a "solid waste," "hazardous waste," "hazardous substance," "pollutant" or "contaminant" under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.); or




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                     (iii) the presence of which, under any Environmental
Requirement poses a hazard to the health or safety of persons on or about the Property.

              1.31. Indemnifying Party. The term "Indemnifying Party" shall have the meaning set forth in Section 14.3(a).

              1.32. Indemnity Notice. The term "Indemnity Notice" shall have the meaning set forth in Section 14.3(c).

              1.33. Insurance Policies. The term "Insurance Policies" shall have the meaning set forth in Section 3.17.

              1.34. IRS. The term "IRS" shall mean the Internal Revenue Service.

              1.35. Material Adverse Effect. The term "Material Adverse Effect" shall mean a material adverse effect on the business, operations, condition (financial or otherwise) or results of operations of any party, considering all relevant facts and circumstances.

              1.36. Merger. The term "Merger" shall have the meaning set forth in the recitals hereto.

              1.37. Net Worth. The term "Net Worth" shall have the meaning set forth in Section 2.11(a).

              1.38. Off-Site Location. The term "Off-Site Location" shall mean any site or facility to which Hazardous Material generated on the Property prior to the Closing Date was transported for recycling, reuse, treatment, storage or disposal.

              1.39. Optometrist Employee. The term "Optometrist Employee" shall mean those licensed optometrists who are employees but not stockholders of the Company.

              1.40. Payors. The term "Payors" shall have the meaning set forth in Section 3.27.

              1.41. Pooling of Interests. The term "Pooling of Interests" shall have the meaning set forth in the recitals hereto.

              1.42. Property. The term "Property" shall mean all real property owned, leased or used by the Company.

              1.43. Proprietary Rights. The term "Proprietary Rights" shall have the meaning set forth in Section 3.18.

              1.44. Purchaser Documents. The term "Purchaser Documents" shall have the meaning set forth in Section 5.11.




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              1.45. Registration Rights Agreement. The term "Registration Rights
Agreement" shall have the meaning set forth in Section 12.1(k).

              1.46. SEC. The term "SEC" shall mean the Securities and Exchange Commission.

              1.47. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

              1.48. Stockholder Employee. The term "Stockholder Employee" shall mean Robert L. Sowinski.

              1.49. Stockholder Employment Agreement. The term "Stockholder Employment Agreement" shall mean the Stockholder Employment Agreement to be executed between Vision Twenty-One and Stockholder Employee.

              1.50. Surviving Corporation. The term "Surviving Corporation" shall have the meaning set forth in Section 2.1.

              1.51. Third Party Claim. The term "Third Party Claim" shall have the meaning set forth in Section 14.3(a).

              1.52. Valuation Price. The term "Valuation Price" shall have the meaning set forth in Section 2.8(a).

       2. MERGER; CLOSING.

              2.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined herein), the Company shall be merged with and into Vision Twenty-One in accordance with this Agreement and the separate corporate existence of the Company shall thereupon cease. Vision Twenty-One shall be the surviving corporation in the Merger (in such capacity, hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Florida, and the separate corporate existence of Vision Twenty-One with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger, except as set forth herein. The Merger shall have the effects specified in the FBCA and the Corporation Law.

              2.2. The Closing. The Closing shall take place on the Closing Date at the offices of Shumaker, Loop & Kendrick, LLP, 101 E. Kennedy Boulevard, Suite 2800, Tampa, Florida 33602 or at such other location as the parties shall mutually agree.




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         2.3. Effective Time. If all the conditions precedent to the Merger set forth in this Agreement shall have been fulfilled or waived in accordance herewith, the parties hereto shall cause to be properly executed and filed on the Closing Date, a Certificate of Merger meeting the requirements of the FBCA and the Corporation Law. The Certificate of Merger shall be filed with the Secretary of State of the State of Florida and of the State of Delaware in accordance with the FBCA and the Corporation Law, respectively, and the Merger shall become effective on the Closing Date, to be designated in such filings as the effective time of the Merger (the "Effective Time").

         2.4. Articles of Incorporation of Surviving Corporation. Effective at the Effective Time, the Articles of Incorporation of Vision Twenty-One shall be the Articles of Incorporation of the Surviving Corporation unless and until duly amended in accordance with its terms.

         2.5. Bylaws of Surviving Corporation. The Bylaws of Vision Twenty-One in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, unless and until duly amended in accordance with their terms.

         2.6. Directors of the Surviving Corporation. The persons who are directors of Vision Twenty-One immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

         2.7. Officers of the Surviving Corporation. The persons who are officers of Vision Twenty-One immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation and shall hold their same respective offices until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

         2.8. Conversion of Company Common Stock. The manner of converting shares of Company Common Stock in the Merger shall be as follows:

                  a. As consideration for the Company Common Stock, Vision Twenty-One shall pay to the Stockholders at the Closing the aggregate value of Ten Million Six Hundred Thousand Dollars ($10,600,000) less the aggregate amount of outstanding long-term indebtedness (the net result of which is the "Merger Consideration"). The Merger Consideration shall consist of shares of Vision Twenty-One Common Stock to be delivered to the Stockholders in proportion to their respective ownership of the Company Common Stock as set forth on Schedule 2.8(a). The aggregate number of shares of Vision Twenty-One Common Stock to be delivered shall be that whole number equal to (but not greater than) the Merger Consideration divided by $9.46 (the "Valuation Price"). The Merger Consideration is subject to adjustment as set forth in Section 2.11.



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                  b. As a result of the Merger and without any action on the part of the holders of Company Common Stock, all shares of Company Common Stock issued and outstanding at the Effective Time shall cease to exist, and the holders of certificates representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive upon the surrender of such certificate, on the Closing Date, validly issued, fully paid and nonassessable shares of Vision Twenty-One Common Stock in accordance with Section 2.8(a).

                  c. Each share of Company Common Stock held in the Company's treasury at the Effective Time, by virtue of the Merger, shall cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

                  d. At the Effective Time, each share of Vision Twenty-One Common Stock issued and outstanding as of the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, continue unchanged and remain outstanding as a validly issued, fully paid and nonassessable share of Vision Twenty-One Common Stock.

         2.9. Exchange of Certificates Representing Shares of Company Common Stock.

                  a. Each Stockholder shall deliver to Vision Twenty-One at Closing the certificate or certificates representing Company Common Stock owned by him, duly endorsed in blank by such Stockholder, or accompanied by duly endorsed stock powers in blank, and with all necessary transfer tax and other revenue stamps, acquired at such Stockholder's expense, affixed and cancelled. Each Stockholder agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such Company Common Stock or with respect to the stock powers accompanying any Company Common Stock.

                  b. On the Closing Date each Stockholder, as the holder of a certificate or certificates representing shares of Company Common Stock, upon surrender of such certificate or certificates to Vision Twenty-One, shall receive the number of shares of Vision Twenty-One Common Stock which represents his pro rata share of the Merger Consideration determined in accordance with the provisions of Section 2.8(a). Until the certificate or certificates representing Company Common Stock have been surrendered by each Stockholder and replaced by certificates representing Vision Twenty-One Common Stock, the certificates representing Company Common Stock shall, for all purposes be deemed to evidence ownership of the number of shares of Vision Twenty-One Common Stock payable to the Stockholders in accordance with the provisions of Section 2.8(a). All shares of Vision Twenty-One Common Stock issuable to the Stockholders in the Merger shall be deemed for all purposes to have been issued by Vision Twenty-One at the Effective Time, although the Merger Consideration shall not actually be paid by Vision Twenty-One to the Stockholders until the Closing Date.



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         2.10. Fractional Shares. Notwithstanding any other provision herein, no fractional shares of Vision Twenty-One Common Stock will be issued. Fractional shares shall be rounded down to the nearest whole number of shares.

         2.11. Closing Date Balance Sheet.

                  a. Within forty-five (45) days following the Closing Date, Vision Twenty-One shall cause to be prepared and delivered to the Company a balance sheet which shall set forth the assets and the liabilities of the Company as at the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP and in the same manner and utilizing the same procedures in which the balance sheet of the Company as at December 31, 1997 was prepared. The Closing Date Balance Sheet shall be prepared by Ernst & Young. Upon completion of the Closing Date Balance Sheet, Vision Twenty-One shall calculate the net worth of the Company as of the Closing Date (the "Net Worth") by subtracting the liabilities (excluding the pre-Closing distributions from the Company to the Stockholders consistent with past practices for income taxes payable by the Stockholders attributable to the Company's Subchapter S income tax items for the 1997 tax year and for the period from January 1, 1998 through the Closing Date) shown on the Closing Date Balance Sheet from the assets shown on the Closing Date Balance Sheet. Vision Twenty-One shall deliver such calculation and the Closing Date Balance Sheet to the Company. The Company shall have the right, upon prior notice thereof, to have a designated representative present at any physical inventory conducted in connection with the preparation of the Closing Date Balance Sheet.



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                  b. The Company shall, within thirty (30) days after receipt of the Closing Date Balance Sheet and the Net Worth calculation, complete its review thereof. In the event the Company determines that the Closing Date
Balance Sheet has not been prepared on the basis set forth in Section 2.11(a) hereof or otherwise objects to the calculations used in the preparation thereof, the Company shall, on or before the last day of such thirty (30) day period, so inform Vision Twenty-One in writing setting forth detailed description of the basis of the Company's determination and the adjustments to the Closing Date Balance Sheet and Net Worth calculation that the Company believes should be made. If no objection is received from the Company within such thirty (30) day period, the Net Worth, as calculated by Vision Twenty-One, shall be final. If Vision Twenty-One and the Company are unable to resolve all of their disagreements with respect to the proposed adjustments set forth in the Company's objection within fifteen (15) days after receipt by Vision Twenty-One of the Company's objection, they shall refer any disagreements to Ernst & Young, the cost of which shall be shared equally by Vision Twenty-One and the Company. If Ernst & Young cannot resolve the disagreement to the satisfaction of both Vision Twenty-One and the Company within fifteen (15) days after such disagreement has been submitted to it for resolution, Vision Twenty-One and the Company shall refer the disagreements to binding arbitration using a nationally recognized accounting firm not otherwise engaged by either Vision Twenty-One or the Company. The cost of such arbitration proceeding shall be shared equally by Vision Twenty-One and the Company and the proceedings shall be conducted in accordance with the rules of the AAA. The parties agree to afford each other access to all books and records of the Company reasonably necessary to prepare and review the Closing Date Balance Sheet.

         2.12. Adjustments to the Purchase Price. The Merger Consideration shall be subject to adjustment on a dollar for dollar basis to the extent that the Net Worth, as determined pursuant to Section 2.11, differs by more than five percent (5%) from the net worth of the Company reflected on the Company's audited balance sheet at December 31, 1997. The adjustment shall be settled promptly after the determination hereof by the delivery of that whole number of shares of Vision Twenty-One Common Stock equal to (but not greater than) the amount of the adjustment divided by the Valuation Price.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.
The Company and the Active Stockholders, jointly and severally, represent and warrant to Vision Twenty-One that the following are true and correct on the date hereof; when used in this Section 3, the term "best knowledge" (or words of similar import) of the Company shall mean such actual knowledge as shall have been obtained through due and diligent investigation by those individuals listed on Schedule 3:



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         3.1. Organization and Good Standing; Qualification. The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company is duly qualified and licensed to do business in each jurisdiction in which the character or location of the properties owned or leased by it or the practice of the business conducted by it makes such qualification necessary. Except as set forth on Schedule 3.1, the Company does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

         3.2. Capitalization. The authorized capital stock of the Company consists of 10,000 shares of Company Common Stock, of which 9,772 shares are issued and outstanding. The Stockholders own all of the issued and outstanding Company Common Stock. Each outstanding share of Company Common Stock has been legally and validly issued and is fully paid and nonassessable except as set forth in Section 180.0622(2)(b) of the Wisconsin Statutes and the cases decided pursuant thereto and except as set forth on Schedule 3.2. No shares of Company Common Stock are owned by the Company in treasury. No shares of Company Common Stock have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of the Company's stockholders. The Company has no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

         3.3. Transactions in Capital Stock. The Company has not acquired any capital stock of the Company within the two (2) year period preceding the execution of this Agreement. Except as set forth on Schedule 3.3, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of the Company, and no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock. Except as set forth on Schedule 3.3, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Neither the equity structure of the Company nor the relative ownership of shares among any of its stockholders has been altered or changed within the two (2) year period preceding the date of this Agreement.

         3.4. Continuity of Business Enterprise. Except as set forth on Schedule 3.4, and except as contemplated by this Agreement, there has not been any sale, distribution or spin-off of significant assets of the Company or any of its Affiliates other than in the ordinary course of business within the two (2) year period preceding the date of this Agreement.



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         3.5. Corporate Records. The copies of the Articles or Certificate of
Incorporation and Bylaws, and all amendments thereto, of the Company that have been delivered or made available to Vision Twenty-One are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Company, copies of which have been delivered or made available to Vision Twenty-One, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of the Company in the three (3) years prior to the Closing Date, and contain all other material minutes and consents of the directors and stockholders of the Company since its formation.

         3.6. Governmental Consents. Except for any Uniform Commercial Code termination statements required to be filed in order to comply with representations set forth in Section 3.14, no filing or registration with, or authorization, consent, license, permit or approval of, any Governmental Authority, is required in connection with the execution and delivery of the documents contemplated herein by the Company or for the consummation by the Company of the transactions contemplated by this Agreement.

         3.7. Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby to be performed by the Company, have been duly authorized by all necessary corporate action of the Company (including the approval of its board of directors and stockholders). This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The Company has obtained, in accordance with applicable law and its Articles or Certificate of Incorporation and Bylaws, the approval of its stockholders necessary for the consummation of the transactions contemplated hereby.

         3.8. No Conflict. Except as disclosed on Schedule 3.8, the execution and delivery of this Agreement and the documents contemplated hereunder and the consummation of the transactions contemplated hereby and thereby by the Company will not (i) violate any provision of the Company's Articles or Certificate of Incorporation or Bylaws, (ii) violate any provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any mortgage, lien, lease, material contract, license, permit, instrument or any other material agreement to which the Company is a party, (iii) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of the Company, or (iv) violate or conflict with any order, award, judgment or decree or other restriction or conflict with any law, ordinance, rule or regulation to which the Company or its property is subject or by which the Company or its property may be bound or affected, except for those which would not have a Material Adverse Effect.



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         3.9.  Financial Statements. The Company has delivered to Vision
Twenty-One its audited balance sheet at December 31, 1996 and 1997, and related audited statements of income, retained earnings and cash flows for the fiscal years ended December 31, 1995, 1996 and 1997, and the related notes thereto (the "Financial Statements"). All of the Financial Statements are complete and correct in all material respects , have been prepared in accordance with GAAP, and fairly present in all material respects the financial position of the Company at the dates and for the periods indicated. The Financial Statements reflect all property and assets used in the business of the Company in a manner consistent with past practices. No statement of income on the Financial Statements contains any extraordinary or nonrecurring item or expense and none of the Financial Statements reflects any revaluation of assets (except as specified therein). Since December 31, 1997 (the "Balance Sheet Date") there has been no Material Adverse Effect upon the assets or liabilities or in the business or condition, financial or otherwise, or the results of operations or prospects of the Company, and, to the best knowledge of the Company and the Active Stockholders, no fact or condition exists or is contemplated or threatened which might cause such a change in the future. To the best knowledge of the Company and the Active Stockholders, the Company's books and records for its interim fiscal periods are auditable, and the Stockholders covenant and agree to cooperate with Vision Twenty-One and its auditors in the preparation of audited financial statements for such interim fiscal periods.

         3.10. No Undisclosed Liabilities. Except as set forth on Schedule 3.10, the Financial Statements reflect all liabilities of the Company, accrued, contingent or otherwise, that would be required to be reflected thereon, or in the notes thereto, in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business since the Balance Sheet Date and which will not, in the aggregate, have a Material Adverse Effect. Except as set forth in the Financial Statements or on Schedule 3.10, the Company is not liable for or obligated in any way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and the Company does not know of any valid basis for the assertion of any other claims or liabilities of any nature or in any amount.

         3.11. Employee Matters.

                  a. Cash Compensation. Schedule 3.11(a) contains a complete and accurate list of the names, titles and annual cash compensation as of the Closing Date, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation"), of all employees of the Company. In addition, Schedule 3.11(a) contains a complete and accurate description of (i) all increases in Cash Compensation of employees of the Company during the current fiscal year and the immediately preceding fiscal year and (ii) any promised increases in Cash Compensation of employees of the Company that have not yet been effected. The Company has paid all accrued employee wages as of the Closing Date.

                  b. Compensation Plans. Schedule 3.11(b) contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation

Plans") sponsored by the Company or to which the Company contributes on behalf of its employees, other than Employment Agreements listed on Schedule 3.11(c) and Employee Benefit Plans listed on Schedule 3.12(a). The Compensation Plans include without limitation plans, arrangements or practices that provide for performance awards and stock ownership or stock options. The Company has provided or made available to Vision Twenty-One a copy of each written Compensation Plan, including all amendments to date, and a written description of each unwritten Compensation Plan. Except as set forth on Schedule 3.11(b), each of the Compensation Plans can be terminated or amended at will by the Company.

                  c. Employment Agreements. Except as set forth on Schedule 3.11(c), the Company is not a party to any employment agreement ("Employment Agreements") with respect to any of its employees. Employment Agreements include without limitation employee leasing, employee services, consulting and non-competition agreements.

                  d. Employee Policies and Procedures. Schedule 3.11(d) contains a complete and accurate list of all employee manuals and all material policies, procedures and work-related rules (the "Employee Policies and Procedures") that currently apply to employees of the Company. The Company has provided or made available to Vision Twenty-One a copy of all written Employee Policies and Procedures, including all amendments to date, and a written description of all material unwritten Employee Policies and Procedures.

                  e. Labor Compliance. The Company has been and is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any such failures to be in compliance that, individually or in the aggregate, would not result in a Material Adverse Effect, and the Company is not liable for any arrearages of wages or penalties for failure to comply with any of the foregoing. The Company has not engaged in any unfair labor practices or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices and no such charges or complaints are pending or, to the best knowledge of the Company and the Active Stockholders, threatened against the Company before any federal, state or local court, board, department, commission or agency (nor, to the best knowledge of the Company and the Active Stockholders, does any valid basis therefor exist). No labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company are pending or threatened (nor, to the best knowledge of the Company and the Active Stockholders, does any valid basis therefor exist).

                  f. Unions. The Company has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company are represented by any union, labor organization or collective bargaining unit. Except as set forth on Schedule 3.11(f), to the best knowledge of the Company and the Active Stockholders, none of the employees of the Company has threatened to organize or join a union, labor organization or collective bargaining unit.

                  g. Aliens. All employees of the Company are, to the best knowledge of the Company and the Active Stockholders, citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States, except as set forth in Schedule 3.11(g).

         3.12. Employee Benefit Plans.

                  a. Identification. Schedule 3.12(a) contains a complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of ERISA sponsored by the Company or to which the Company contributes on behalf of its employees and all employee benefit plans previously sponsored or contributed to on behalf of its employees within the three (3) years preceding the date hereof (the "Employee Benefit Plans"). The Company has provided or made available to Vision Twenty-One copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. Except as set forth on Schedule 3.12(a) and subject to the requirements of the Code and ERISA, each of the Employee Benefit Plans can be terminated or amended at will by the Company. Except as set forth on Schedule 3.12(a), no unwritten amendment exists with respect to any Employee Benefit Plan.

                  b. Administration. Each Employee Benefit Plan has been administered and maintained in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect. The Company has (i) made all necessary filings with respect to such Employee Benefit Plans, including the timely filing of Form 5500 if applicable, and (ii) made all necessary filings, reports and disclosures pursuant to and has complied with all requirements of the IRS Voluntary Compliance Resolution Program, if applicable, with respect to all profit sharing retirement plans and pension plans in which employees of the Company participate.

                  c. Examinations. The Company has not received any notice that any Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

                  d. Prohibited Transactions. To the best of the Company's knowledge, no prohibited transactions (within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA) have occurred with respect to any Employee Benefit Plans.

                  e. Claims and Litigation. No pending or, to the best of the Company's knowledge, threatened claims, suits, or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                  f. Qualification. As set forth in more detail on Schedule 3.12(f), the Company has received a favorable determination letter or ruling from the IRS for each of the Employee Benefit Plans intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. Except as set forth on Schedule 3.12(f), no proceedings exist or, to the best of the Company's knowledge, have been threatened that could result in the revocation of any such favorable determination letter or ruling.

                  g. Multiemployer Plans. Neither the Company nor any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  h. Pension Benefit Guaranty Corporation. None of the Employee Benefit Plans are subject to the requirements of Title IV of ERISA.

                  i. Retirees. The Company does not have any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and Sections 501 through 508 of ERISA.

                  j. Funding Status. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether or not waived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Company is a member ("Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. The Company does not sponsor any Employee Benefit Plan described in Section 501(c)(9) of the Code. None of the Employee Benefit Plans are subject to actuarial assumptions.

                  k. Excise Taxes. Neither the Company nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code of ERISA.

         3.13. Absence of Certain Changes. Except as set forth on Schedule 3.13 or as contemplated in this Agreement, since the Balance Sheet Date, the Company has not:

                  a. suffered a Material Adverse Effect;

                  b. contracted for the purpose of acquiring any capital asset having a cost in excess of $20,000 or made any single expenditure for a capital asset in excess of $20,000;

                  c. incurred any indebtedness for borrowed money in excess of $20,000 (other than short-term borrowings in the ordinary course of business), or issued or sold any debt securities;

                  d. incurred or discharged any material liabilities or obligations except in the ordinary course of business;

                  e. paid any amount on any indebtedness prior to the due date, forgiven or canceled any claims or any debt in excess of $20,000, or released or waived any rights or claims except in the ordinary course of business;

                  f. mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets (other than statutory liens arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets);

                  g. suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                  h. acquired or disposed of any assets having an aggregate value in excess of $20,000, except in the ordinary course of business;

                  i. written up or written down the carrying value of any of its assets, other than accounts receivable in the ordinary course of business;

                  j. changed the costing system or depreciation methods of accounting for its assets in any material respect;

                  k. lost or terminated any employee, patient, customer or supplier that has, individually or in the aggregate, resulted in a Material Adverse Effect;

                  l. increased the compensation of any director, officer, key employee or consultant, except as disclosed on Schedule 3.11(a);

                  m. increased the compensation of any employee (except for increases in the ordinary course of business consistent with past practice) or hired any new employee who is expected to receive annualized compensation of at least $20,000;

                  n. formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

                  o. redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock, paid any dividend or made any distribution or payment on any of its capital stock, or agreed to change the terms and conditions of any such capital stock;

                  p. entered into any agreement providing for total payments in excess of $20,000 in any twelve (12) month period with any person or group, or modified or amended in any material respect the terms of any such existing agreement, except in the ordinary course of business whereupon the sum of total payments shall not exceed $20,000 in any twelve (12) month period;

                  q. entered into any other commitment or transaction or experienced any other event that would materially interfere with its performance under this Agreement or any other agreement or document executed or to be executed pursuant to this Agreement, or otherwise has, individually or in the aggregate, resulted in a Material Adverse Effect; or

                  r. to the best knowledge of the Company and the Active Stockholders, engaged in any activity, entered into any transaction or failed to take any action which would prohibit the Pooling of Interests method of accounting for the transactions contemplated herein.

         3.14. Title to Assets and Properties.

                  a. Real Property. The Company does not own any interest (other than leasehold interests referred to on Schedule 3.14(c)) in real property. The leased real property referred to on Schedule 3.14(c) constitutes the only real property necessary for the conduct of the Company's business as currently conducted.

                  b. Personal Property. Except as set forth on Schedule 3.14(b), the Company has good, valid and marketable title to all of its assets and properties, free and clear of all security interests, liens, claims and encumbrances. The assets and properties of the Company are adequate for the conduct of the Company's business in the manner in which it is currently conducted and contemplated to be conducted by the Company.

                  c. Leases. Schedule 3.14(c) sets forth a true, correct and complete list and brief description of (i) all leases of real property, and (ii) leases of personal property involving rental payments within any twelve (12) month period in excess of $12,000, in either case to which the Company is a party, either as lessor or lessee. All such leases are valid and enforceable in accordance with their respective terms and no event has occurred which, to the best knowledge of the Company and the Active Stockholders, with the giving of notice, the lapse of time or both, would constitute an event of default thereunder, including the execution of this Agreement or the consummation of the transactions contemplated hereby.

         3.15. Condition of Fixed Assets. All of the fixtures, structures and equipment reflected in the Financial Statements and used by the Company in its business are, taken as a whole, in good operating condition and repair, subject to normal wear and tear, and conform in all material respects with all applicable ordinances, regulations and other laws, and the Company has no actual knowledge of any latent defects therein.

         3.16. Contracts.

                  a. Contracts; Defaults. Except as set forth on Schedule 3.16, the Company is not a party to or bound by, nor are any of the shares of Company Common Stock or any of the Company's assets or properties subject to, or bound by, whether or not in writing, any of the following:

                           (i)    partnership or joint venture agreement;

                           (ii)   guaranty or suretyship, indemnification or
contribution agreement or performance bond;

                           (iii)  debt instrument, loan agreement or other
obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                           (iv)   contract to purchase real property;

                           (v)    agreement with dealers or sales or commission
agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any twelve (12) month period in excess of $20,000 and which is not terminable on thirty (30) days' notice or without penalty;

                           (vi)   agreement relating to any material matter or
transaction in which an interest is held by a person or entity that is an officer, director, employee, stockholder or Affiliate of the Company or any Stockholder;

                           (vii)  agreement for the acquisition of services,
supplies, equipment, inventory, fixtures or other property involving more than $20,000 in the aggregate, except in the ordinary course of business;

                           (viii) powers of attorney;

                           (ix)   contracts containing non-competition
covenants;

                           (x)    agreement providing for the purchase from a
supplier of all or substantially all of the requirements of the Company of a particular product or services;

                           (xi)   agreements regarding clinical research;

                           (xii)  agreements with Payors an contracts to provide
optometric or health care services;

                           (xiii) agreements with Optometrist Employees to
provide eye care services on behalf of the Company; or

                           (xiv) any other agreement or commitment in excess of
$20,000 not made in the ordinary course of business or that is material to the business, operations, condition (financial or otherwise) or results of operations of the Company.

                  b. True, correct and complete copies of the written Contracts, and true, correct and complete written descriptions of the oral Contracts, have heretofore been delivered or made available to Vision Twenty-One. There are no existing events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute a default by the Company or, to the best knowledge of the Company and the Active Stockholders, any other party to a material Contract, and no penalties have been incurred nor are amendments pending, with respect to the material Contracts. The Contracts are in full force and effect and are valid and enforceable obligations of the Company (except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies), and, to the best knowledge of the Company and the Active Stockholders, are valid and enforceable obligations of the other parties thereto, in accordance with their respective terms and, except as set forth on
Schedule 3.16(b), no defenses, off-sets or counterclaims have been asserted, nor has the Company waived any material rights thereunder. The Company has not received notice of any plan or intention of any other party to any Contracts to exercise any right to cancel or terminate such Contracts, and the Company does not know of any fact that would justify the exercise of such a right. Except as set forth on Schedule 3.16(b), no consents or approvals are required under the terms of any Contracts in connection with the transactions contemplated herein; including, without limitation, the Merger.

         3.17. Insurance. The Company carries property, liability, malpractice, workers' compensation and such other types of insurance pursuant to the insurance policies listed and briefly described on Schedule 3.17 (the "Insurance Policies"). All of the Insurance Policies are issued by insurers of recognized responsibility and, to the best knowledge of the Company, are valid and enforceable policies. All Insurance Policies shall be maintained in force without interruption up to and including the Closing Date. True, complete and correct copies of all Insurance Policies have been provided or made available to Vision Twenty-One. Except as set forth on Schedule 3.17, the Company has not received any notice or other communication from any issuer of any Insurance Policy canceling such policy, materially increasing any deductibles or retained amounts thereunder, and to the best knowledge of the Company, no such cancellation or increase of deductibles, retainages or premiums is threatened. Except as set forth on Schedule 3.17, the Company has no outstanding claims, settlements or premiums owed against any Insurance Policy, and the Company has given all notices or has presented all potential or actual claims under any Insurance Policy in due and timely fashion. The Company and each Optometrist Employee has been continuously insured for professional malpractice claims for at least the past seven (7) years (or such shorter periods of time that any Optometrist Employee has been licensed to practice optometry or been employed by the Company, whichever is shorter). Schedule 3.17 also sets forth a list of all claims under any Insurance Policy in excess of $10,000 per occurrence filed by the Company since its inception. The Company has established and maintains all required insurance company reserves in all of those states that it is required to do so and has established and maintains all required deposits and bonds as are necessary in such state.

         3.18. Proprietary Rights and Information. Set forth on Schedule 3.18 is a true and correct description of the following ("Proprietary Rights"):

                  a. all trademarks, trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents and applications therefor currently owned, in whole or in part, by the Company, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company is a party (including the expiration date thereof if applicable); and

                  b. all agreements relating to technology, know-how or processes that the Company is licensed or authorized to use by others (other than technology, know-how or processes generally available to other healthcare providers), or which it licenses or authorizes others to use.

                  c. The Company owns or has the legal right to use the Proprietary Rights, and to the best knowledge of the Company, such ownership or use does not conflict, infringe or violate the rights of any other person. No consent of any person will be required for the use thereof by Vision Twenty-One upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable. The Company has the right to use, free and clear of any adverse claims or rights of others, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by it.

         3.19. Taxes.

                  a. Filing of Tax Returns. The Company has duly and timely filed and prior to the Closing Date will duly and timely file (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all federal, state, local or foreign income, excise, corporate, franchise, property, sales, use, payroll, withholding, provider, value added and other tax returns and reports (collectively the "Tax Returns") required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of the Company for the periods covered thereby.

                  b. Payment of Taxes. Except for such items as the Company may be disputing in good faith by proceedings in compliance with applicable law, which are described on Schedule 3.19, (i) the Company has paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that it has filed and has properly accrued on its books and records for all of the same that have not yet become due, and (ii) the Company is not delinquent in the payment of any tax, assessment or governmental charge.

                  c. No Pending Deficiencies, Delinquencies, Assessments or Audits. Except as set forth on Schedule 3.19, the Company has not received any notice that any tax deficiency or delinquency has been asserted against the Company. There is no taxing authority audit of the Company pending, or to the best knowledge of the Company, threatened, and the results of any completed audits are properly reflected in the Financial Statements.

                  d. No Extension of Limitation Period. The Company has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

                  e. All Withholding Requirements Satisfied. All monies required to be withheld by the Company and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use and other taxes have been collected or withheld and paid to the respective governmental agencies.

                  f. Tax Sharing Agreements. The Company is not a party to any tax sharing agreement with any other person or entity.

                  g. Foreign Person. Neither the Company nor any Stockholder is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code.

                  h. Safe Harbor Lease. None of the assets or properties of the Company constitutes property that the Company, Vision Twenty-One, or any Affiliate of Vision Twenty-One, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

                  i. Tax Exempt Entity. None of the assets of the Company are subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code.

                  j. Collapsible Corporation. The Company has not at any time consented, and the Stockholders will not permit the Company to elect, to have the provisions of Section 341(f)(2) of the Code apply to it.

                  k. Boycotts. The Company has not at any time participated in or cooperated with any international boycott as defined in Section 999 of the Code.

                  l. Parachute Payments. No payment required or contemplated to be made by the Company will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

         3.20. Governmental Authorizations. To the best knowledge of the Company and the Active Stockholders, the Company and each Optometrist Employee possess all necessary licenses, franchises, permits and other governmental authorizations, including, but not limited to all licenses, franchises, permits and authorizations for the conduct of the Company's business as now conducted, all of which are listed (with expiration dates, if applicable) on Schedule 3.20, except where the failure to possess such licenses, franchises, permits or authorizations would not have a Material Adverse Effect. Except as set forth on
Schedule 3.20, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or authorizations, except where such default, breach or violation would not have a Material Adverse Effect. To the best knowledge of the Company and the Active Stockholders, all such licenses, franchises, permits and other authorizations are valid and in full force and effect, the Company is currently in material compliance therewith and the Company has not received any notice that any governmental authority is considering challenging, revoking, canceling, restricting, conditioning or not renewing any such license, franchise, permit or other authorization.

         3.21. Compliance with Applicable Laws. Except as disclosed in Schedule 3.21, the Company and, to the best knowledge of the Company and the Active Stockholders, each Optometrist Employee are in material compliance with all applicable laws, ordinances and regulations of any Governmental Authority, including, without limitation, applicable state corporation, insurance and health regulatory authorities and other Governmental Authorities regulating exclusive provider organizations, preferred provider organizations, medical utilization review organizations, medical service organizations, lay intermediaries, secondary contractors or third-party administrators and all Medicare and Medicaid provider agreements to which they are a party, except where the failure to comply would not have a Material Adverse Effect. Except as disclosed in Schedule 3.21, to the best knowledge of the Company and the Active Stockholders, no investigation or review by any Governmental Authority, including, without limitation, applicable state corporation, insurance and health regulatory authorities, with respect to the Company or any of Optometrist Employees is pending or threatened, nor has any Governmental Authority, including, without limitation, applicable state corporation, insurance and health regulatory authorities, indicated an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect.

         3.22. Litigation. Except as described on Section 3.22, the Company is not a party to nor has it been notified of, any legal actions or administrative proceedings or investigations which, if adversely determined, could have a Material Adverse Effect on the Company Common Stock, the assets, operations, business, condition (financial or otherwise), or results of operation of the Company or adversely affect the ability of the Company or any Stockholder to effect the transactions contemplated hereby. Neither the Company nor any Stockholder is subject to or in default of any court or administrative order, judgment, writ, injunction or decree applicable to the Company or to its business, assets, operations or employees. All claims asserted, general liability incidents and incident reports have been submitted to the Company's insurer therefor. All claims made or threatened against the Company in excess of its deductible are covered under its Insurance Policies.

         3.23. Ownership Interests of Interested Persons. Except as set forth on
Schedule 3.23, no non-shareholder officer or director, and no employee of the Company, or their respective spouses, children or Affiliates owns, directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the Company or any organization that has a material contract or arrangement with the Company. Except as may be disclosed pursuant to this Agreement, neither the Company, nor any of its non-shareholder directors or officers, nor its employees or consultants, nor any Affiliate of such person is, or within the last three (3) years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any optometrist, hospital, pharmacy, home health agency or other person which is in a position to make or influence referrals to, or otherwise generate business for, the Company.

         3.24. Investments in Competitors. Except as disclosed on Schedule 3.24, the Company does not own, directly or indirectly, any interest or have any investment in any person or entity that is a Competitor of the Company.

         3.25. Environmental Matters. Except as set forth on Schedule 3.25, the use, maintenance and operation of the Property, and all activities and conduct of business related thereto, have at all times complied with all Environmental Requirements. No Hazardous Material has been generated at the Property or transported to an Off-Site Location. The Company has not received written notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, nor notice or other communication concerning alleged liability for Environmental Damages both in connection with the Property and in connection with an Off-Site Location and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or, to the best knowledge of the Company, threatened, relating to the ownership, use, maintenance or operation of the Property or Off-Site Location by any person, or from alleged violation of Environmental Requirements, or from the suspected presence of Hazardous Material on the Property.

         3.26. Certain Payments. Neither the Company, nor any director, officer, employee or stockholder of the Company acting for or on behalf of the Company, has paid or caused to be paid, directly or indirectly, in connection with the business of the Company to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment or any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by the Company or as otherwise permitted by applicable law).

         3.27. Medicare and Medicaid Programs. The Company is qualified for participation in the Medicare and Medicare programs and is a party to provider agreements for such programs which are in full force and effect with no events of default having occurred thereunder. The Company and each Optometrist Employee has timely filed all claims or other reports required to be filed on or before the date hereof, and will timely file all claims and reports required to be filed on or prior to the Closing Date, with respect to the purchase of services by third-party payors ("Payors"), including but not limited to Medicare and Medicaid programs, except where the failure to file would not, individually or in the aggregate, result in a Material Adverse Effect. All such filed claims or reports are, and all such claims and reports to be filed on or before the Closing Date will be, complete and accurate in all material respects. To the best of the Company's and the Active Stockholder's knowledge, the Company and each Optometrist Employee has paid or properly recorded on the Financial Statements all known and undisputed refunds, discounts or adjustments which have become due pursuant to such claims, and neither the Company nor any Optometrist Employee has any material liability to any Payor with respect thereto, except as has been reserved for in the Financial Statements. There are no pending appeals, overpayment determinations, adjustments, challenges, audits, litigation, or notices of intent to reopen Medicare and/or Medicaid claims determinations or other reports required to be filed by the Company, any Stockholder or Optometrist Employee in order to be paid by a Payor for services rendered. Neither the Company nor the Stockholders or any of the Company's directors, officers, employees or consultants, has been convicted of, or pled guilty or nolo contendere to, patient abuse or neglect, or any other Medicare or Medicaid program-related offense. To the best knowledge of the Company and the Active Stockholders, neither the Company nor any of its directors, officers, employees consultants, or Stockholders has committed any offense which may serve as the basis for suspension or exclusion from the Medicare and Medicaid programs, including but not limited to, defrauding a federal, state or local government program, loss of a license to provide health services, and failure to provide quality care.

         3.28. Fraud and Abuse. To the best knowledge of the Company and the Active Stockholders, neither the Company, nor any of its officers, directors, Stockholders, Optometrist Employees, or other persons and entities providing professional services for the Company has engaged in any activities which are prohibited under 42 U.S.C. ss.ss. 1320-7, 7a or 7b or 42 U.S.C. ss.1395nn (subject to the exceptions set forth in such legislation), or the regulations promulgated thereunder or pursuant to similar state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:

                  a. knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                  b. knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

                  c. failing to disclose knowledge by a Medicare or Medicaid claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

                  d. knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering, or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid; and

                  e. referring a patient for designated health services (as defined in 42 U.S.C. ss.1395nn) to or providing designated health services to a patient upon a referral from an entity or person with which any Stockholder or Optometrist Employee or an immediate family member has a financial relationship, and to which no exception under 42 U.S.C. ss.1395nn applies.

         3.29. Insolvency Proceedings. The Company is not, nor has it ever been, under the jurisdiction of a Federal or state court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         3.30. Positive Net Worth. On the date hereof the book value of the assets of the Company equals or exceeds, and on the Closing Date will equal or exceed, the sum of the liabilities of the Company .

         3.31. Accounts Receivable/Payable.

                  a. The accounts receivable of the Company, to the extent uncollected on the date hereof, are, and the accounts receivable of the Company relating to the operation of the Company to be reflected on the books of the Company on the Closing Date will be, valid, existing and collectible (subject to the allowance for doubtful accounts set forth in the Financial Statements) using reasonably diligent collection methods and represent amounts due for goods sold and delivered or services performed. To the best knowledge of the Company and the Active Stockholders, there are not, and on the date of Closing there will not be, any refunds, discounts, set-offs, defenses, counterclaims or other adjustments payable or assessable with respect to any of the Company's accounts receivable. The Company has collected its accounts receivable only in the ordinary course and has not changed collection procedures or methods nor accelerated the pace of such collection efforts in anticipation of the transactions contemplated in this Agreement. The Company has paid accounts payable in the ordinary course and has not changed payment procedures or methods nor delayed the timing of such payments in anticipation of the transactions contemplated in this Agreement.

                  b. Since the Balance Sheet Date, the Company has not changed any material principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. The Company is in compliance with the material terms and conditions of all third-party payor arrangements relating to its accounts receivable.

         3.32. Finder's Fee. The Company has not incurred any obligation for any finder's, brokers or agent's fee in connection with the transactions contemplated hereby.

         3.33. Disclosure. To the best of the Company's and the Active Stockholders' knowledge, no representation, warranty or statement made by the Company or the Stockholders in this Agreement or any of the exhibits or schedules hereto, or any agreements, certificates, documents or instruments delivered or to be delivered to Vision Twenty-One in accordance herewith or the documents contemplated herein, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company and the Stockholders do not know of any fact or condition (other than general economic conditions or legislative or administrative changes in health care delivery) which materially adversely affects, or in the future may materially affect, the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company, which has not been set forth herein or in the Schedules provided herewith.

         3.34. Distributions. Except for pre-Closing distributions from the Company to the Stockholders consistent with past practices for income taxes payable by the Stockholders attributable to the Company's Subchapter S income tax items for the 1997 tax year and for the period from January 1,1998 through the Closing Date, no distribution, payment or dividend of any kind has been declared or paid by the Company on any of its capital stock since the Company Balance Sheet Date.

         3.35. Payors. Schedule 3.35 sets forth a true, correct and complete list of the names and addresses of each Payor, including any private pay patient as a single payor, of the Company's services which accounted for more than 10% of the revenues of the Company in the three (3) previous fiscal years. Except as set forth on Schedule 3.35, the Company has good relations with such Payors and none of such Payors has notified the Company that it intends to discontinue its relationship with the Company or to deny any claims submitted to such Payor for payment.

         3.36. Prohibitions on the Corporate Practice of Optometry. To the best of the Company's and the Active Stockholders' knowledge, the actions, transactions or relationships arising from and contemplated by this Agreement do not violate any Wisconsin law, rule or regulation relating to the corporate practice of optometry. The Company and the Stockholders accordingly agree that the Company and the Stockholders will not, in an attempt to void or nullify any document contemplated herein or any relationship involving Vision Twenty-One or the Company or the Stockholders, sue, claim, aver, allege or assert that any such document contemplated herein or any such relationship violates any law, rule or regulation relating to the corporate practice of optometry and expressly warrant that this Section is valid and enforceable by Vision Twenty-One, and recognize that Vision Twenty-One has relied upon the statements herein in closing the transaction.

         3.37. Equal Exchange. The Stockholders and the Company believe that the fair market value of all the Company Common Stock shall be approximately equal to the fair market value of the Merger Consideration at the Effective Time.

         3.38. Banking Relations. Set forth on Schedule 3.38 is a complete and accurate list of all borrowing and investing arrangements that the Company has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

      4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder represents and warrants to Vision Twenty-One as to himself only that the following are true and correct as of the date hereof :

         4.1. Stock Ownership. The Stockholder owns all of the issued and outstanding Company Common Stock, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies and shareholder agreements, as reflected on Schedule 4.1 as owned by him.

         4.2. Validity; Capacity. This Agreement and each other agreement to be executed in connection herewith has been duly executed and delivered by the Stockholder, and all such agreements constitute legal, valid and binding obligations of such Stockholder, enforceable against the Stockholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. Each Stockholder has the legal capacity to enter into and perform this Agreement and such other agreements to which it is a party.

         4.3. No Violation. Except as set forth on Schedule 4.3, neither the execution, delivery or performance of this Agreement or the other agreements to be executed by the Stockholders, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any agreement, indenture or other instrument under which such Stockholder is bound or to which any of his shares of Company Common Stock are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of his shares of Company Common Stock or (b) to the best knowledge of such Stockholder, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

         4.4. Personal Holding Company. Such Stockholder does not own his shares of Company Common Stock, directly or indirectly, beneficially or of record, through a personal holding company.

         4.5. Transfers of the Company Common Stock. Set forth on Schedule 4.5 is an accurate and complete list of all transfers or other transactions involving capital stock of the Company made by such Stockholder since January 1, 1996. All transfers of Company Common Stock by such Stockholder have been made for valid business reasons and not in anticipation or contemplation of the consummation of the transactions contemplated by this Agreement.

         4.6. Consents. Except as may be required under the Exchange Act, the Securities Act, the Corporation Law and state securities laws, or otherwise disclosed pursuant to this Agreement, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, or any other person is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Stockholder.

         4.7. Certain Payments. Such Stockholder has not paid or caused to be paid, directly or indirectly, in connection with the business of the Company, to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or any contribution to any political party or candidate (other than from personal funds not reimbursed by the Company or as otherwise permitted by applicable law).

         4.8. Finder's Fee. Such Stockholder has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         4.9. Ownership of Interested Persons; Affiliations. Except as set forth on Schedule 4.9, neither such Stockholder nor his spouse, children or Affiliates, owns directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with, or serves as an officer or director of, any customer or supplier of the Company or any organization that has a material contact or arrangement with the Company. Neither such Stockholder nor any of his Affiliates is, or with the last three
(3) years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement with any optometrist, hospital, pharmacy, home health agency or other person which is in a position to make or influence referrals to, or otherwise generate business for, the Company.

         4.10. Investments in Competitors. Such Stockholder does not own directly or indirectly any interests or have any investment in any person that is a Competitor of the Company.

         4.11. Litigation. Except as set forth on Schedule 4.11, there are no claims, actions, suits, proceedings (arbitration or otherwise) or investigations pending or, to the best of such Stockholder's knowledge, threatened against such Stockholder at law or at equity in any court or before or by any Governmental Authority, and, to such Stockholder's knowledge, there are no, and have not been any, facts, conditions or incidents that may result in any such actions, suits, proceedings (arbitration or otherwise) or investigations. There have been no disciplinary , revocation or suspension proceedings or similar types of claims, actions or proceedings, hearings or investigations against the Stockholder.

     5. REPRESENTATIONS AND WARRANTIES OF VISION TWENTY-ONE. Vision Twenty-One represents and warrants to the Company and the Stockholders that the following are true and correct on the date hereof; when used in this Section 5, the term "best knowledge" (or words of similar import) shall mean such knowledge, as shall have been obtained after conducting due and diligent inquiry, of those individuals listed on Schedule 5:

         5.1. Organization and Good Standing; Qualification. Vision Twenty-One is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, with requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Vision Twenty-One is duly qualified and licensed to do business in each jurisdiction in which the character or location of the properties owned or leased by Vision Twenty-One or the practice of the businesses conducted by Vision Twenty-One makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect.

         5.2. Subsidiaries. Except as set forth on Schedule 5.2, Vision Twenty-One does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity. With respect to each corporation that is owned, directly or indirectly, beneficially or of record by Vision Twenty-One (each, a "Vision Twenty-One Subsidiary"), Schedule
5.2 sets forth a true, correct and complete list of (i) the name and jurisdiction of incorporation of each Vision Twenty-One Subsidiary, (ii) the jurisdiction in which each Vision Twenty-One Subsidiary is qualified or licensed to do business as a foreign corporation, (iii) the authorized capital stock of each Vision Twenty-One Subsidiary, (iv) the number of shares of each class thereof issued and outstanding, and (v) the number of shares and percentage of outstanding capital stock owned by Vision Twenty-One. All outstanding shares of capital stock of each Vision Twenty-One Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by Vision Twenty-One free and clear of all liens, pledges, security interests, restrictions, voting trusts or other encumbrances of any nature whatsoever.

         5.3. Capitalization. The authorized capital stock of Vision Twenty-One consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, of which 12,282,913 shares of Common Stock (excluding contingent shares) are issued and outstanding as of March 26, 1998. Options and warrants to acquire an additional 2,062,214 shares of Vision Twenty-One Common Stock are outstanding. The issuance and delivery of the shares of Common Stock to be issued by Vision Twenty-One in connection with this Agreement have been duly and validly authorized by all necessary corporate action on the part of Vision Twenty-One. The Common Stock being transferred by Vision Twenty-One hereunder shall be free and clear of all liens, pledges, restrictions, voting trusts, security interests or other encumbrances of any nature whatsoever, except as set forth herein or in the Registration Rights Agreement between the Stockholders and Vision Twenty-One. Each outstanding share of Common Stock and the shares to be issued hereunder have been legally and validly issued and are fully paid and nonassessable. No shares of Common Stock have been, and the shares of Common Stock to be issued pursuant to this Agreement will not be, issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of Vision Twenty-One's stockholders.

         5.4. Consents. Except as disclosed on Schedule 5.4, no filing or registration with, or authorization, consent or approval of, any Governmental Authority or other person is required in connection with the execution and delivery of this Agreement or the other agreements to be executed and delivered in connection herewith by Vision Twenty-one or the consummation of the transactions contemplated hereby or thereby.

         5.5. Authorization and Validity. The execution, delivery and performance by Vision Twenty-One of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby to be performed by Vision Twenty-One, have been duly authorized by Vision Twenty-One. This Agreement and the other agreements contemplated hereby to be executed by Vision Twenty-One have been duly executed and delivered by Vision Twenty-One and constitute the legal, valid and binding obligation of Vision Twenty-One, enforceable against Vision Twenty-One in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         5.6. No Conflict. The execution and delivery of this Agreement and the documents contemplated hereunder and the consummation of the transactions contemplated hereby and thereby by Vision Twenty-One will not (i) violate any provision of Vision Twenty-One's Articles of Incorporation or By-Laws, (ii) violate any provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, any mortgage, lien, lease, material contract, license, permit, instrument or any other material agreement to which Vision Twenty-One is a party, (iii) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property of Vision Twenty-One, or (iv) violate or conflict with any order, award, judgment or decree or other restriction or any law, ordinance, rule or regulation to which Vision Twenty-One or its property is subject or by which Vision Twenty-One or its property may be bound or affected.

         5.7. Governmental Authorizations. To the best knowledge of Vision Twenty-One, Vision Twenty-One and the Vision Twenty-One Subsidiaries possess all necessary licenses, franchises, permits and other governmental authorizations, including, but not limited to all licenses, franchises, permits and authorizations for the conduct of Vision Twenty-One's and the Vision Twenty-One Subsidiaries' businesses as now conducted, all of which are listed (with expiration dates, if applicable) on Schedule 5.7, except where the failure to possess such licenses, franchises, permits or authorizations would not have a Material Adverse Effect. Except as set forth on Schedule 5.7, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by any such licenses, franchises, permits or authorizations, except where such default, breach or violation would not have a Material Adverse Effect. All such licenses, franchises, permits and other authorizations are valid and in full force and effect, Vision Twenty-One and the Vision Twenty-One Subsidiaries are currently in material compliance therewith and neither Vision Twenty-One nor any Vision Twenty-One Subsidiary has received any notice that any governmental authority is considering challenging, revoking, canceling, restricting, conditioning or not renewing any such license, franchise, permit or other authorization, except as set forth on Schedule 5.7.

         5.8. Compliance with Applicable Laws. Except as disclosed in Schedule 5.8, Vision Twenty-One and each of the Vision Twenty-One Subsidiaries are in material compliance with all applicable laws, ordinances and regulations of any Governmental Authority, including, without limitation, applicable state corporation, insurance and health regulatory authorities and other Governmental Authorities regulating exclusive provider organizations, preferred provider organizations, medical utilization review organizations, medical service organizations, lay intermediaries, secondary contractors or third-party administrators and all Medicare and Medicaid provider agreements to which it is a party, except where the failure to comply would not have a Material Adverse Effect. Except as disclosed in Schedule 5.8, to the best knowledge of Vision Twenty-One, no investigation or review by any Governmental Authority, including, without limitation, applicable state corporation, insurance and health regulatory authorities, with respect to Vision Twenty-One or any of the Vision Twenty-One Subsidiaries is pending or threatened, nor has any Governmental Authority, including, without limitation, applicable state corporation, insurance and health regulatory authorities, indicated an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect.

         5.9. Finder's Fee. Vision Twenty-One has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         5.10. Securities. The Vision Twenty-One Common Stock to be issued to the Stockholders, when issued, will be duly and validly issued, fully paid and nonassessable.

         5.11. Documents. Vision Twenty-One has furnished the Company with a true and complete copy of each report and registration statement filed by it with the SEC (the "Purchaser Documents") since its initial public offering, which are all the documents that it was required to file with the SEC since such date. As of their respective dates, the Purchaser Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Purchaser Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated under such statutes. The financial statements contained in the Purchaser Documents, together with the notes thereto, have been prepared in accordance with GAAP, reflect all liabilities of Vision Twenty-One required to be stated therein and present fairly the financial condition of Vision Twenty-One at such date and the results of operations and cash flows of Vision Twenty-One for the period then ended. The Purchaser Documents do not contain any untrue statements of material facts or omit to state any material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the date hereof except for such facts as are disclosed herein and except for the transactions contemplated hereby.

         5.12. Equal Exchange. Vision Twenty-One believes that the fair market value of all the Company Common Stock shall be approximately equal to the fair market value of the Merger Consideration at the Effective Time.

      6. SECURITIES LAW MATTERS.

         6.1. Investment Representations and Covenants. Each Stockholder severally represents, warrants and covenants as follows:

                  a. Such Stockholder understands that the Vision Twenty-One Common Stock will not be registered under the Securities Act or any state securities laws on the grounds that the issuance of the Vision Twenty-One Common Stock is exempt from registration pursuant to Section 4(2) of the Securities Act and applicable state securities laws, and that the reliance of Vision Twenty-One on such exemptions is predicated in part on the Stockholder's representations, warranties, covenants and acknowledgments set forth in this Section.

                  b. Such Stockholder represents and warrants that he is an "accredited investor" or "sophisticated investor" as defined under the Securities Act and state "Blue Sky" laws, or that such Stockholder has utilized, to the extent necessary to be deemed a sophisticated investor under the Securities Act and State "Blue Sky" laws, the assistance of a professional advisor.

                  c. Such Stockholder represents and warrants that the Vision Twenty-One Common Stock to be acquired by the Stockholder upon consummation of the transactions described in this Agreement will be acquired by the Stockholder for his own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, and that the Stockholder will not distribute any of the Vision Twenty-One Common Stock in violation of the Securities Act. All Vision Twenty-One Common Stock shall bear a restrictive legend in substantially the following form:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAWS."

         In addition, the Vision Twenty-One Common Stock shall bear any legend required by the securities or "Blue Sky" laws of any state where the Stockholder resides as well as any other legend deemed appropriate by Vision Twenty-One or its counsel.

                  d. Such Stockholder (i) acknowledges that the Vision Twenty-One Common Stock issued to it at the Closing must be held indefinitely by it unless subsequently registered under the Securities Act or an exemption from registration is available, (ii) is aware that any routine sales of Vision Twenty-One Common Stock made pursuant to Rule 144 under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (iii) is aware that Rule 144 is not immediately available for use for resale of any of the Vision Twenty-One Common Stock to be acquired by the Stockholder upon consummation of the transactions described in this Agreement, and (iv) acknowledges and agrees that the registration of the Vision Twenty-One Common Stock shall be subject to the terms and provisions of the Registration Rights Agreement.

                  e. Such Stockholder represents and warrants to Vision Twenty-One that Stockholder, either alone or together with the assistance of Stockholder's own professional advisor, has such knowledge and experience in financial and business matters such that Stockholder is capable of evaluating the merits and risks of an investment in the Vision Twenty-One Common Stock and is able to sustain a complete loss of such investment.

                  f. Such Stockholder confirms that he has had the opportunity to ask questions of and receive answers from Vision Twenty-One concerning the terms and conditions of his investment in the Vision Twenty-One Common Stock, and that he has received, to his satisfaction, such information about Vision Twenty-One's operations as he has requested.

                  g. Such Stockholder agrees that it will not sell or otherwise transfer or dispose of the Vision Twenty-One Common Stock or any interest therein (unless such shares have been registered under the Securities Act or after two years pursuant to Rule 144) without first complying with either of the following conditions:

                           (i)  Vision Twenty-One shall have received a written
legal opinion from legal counsel, which opinion and counsel shall be satisfactory to Vision Twenty-One in the exercise of its reasonable judgment, or a copy of a "no-action" or interpretive letter of the SEC specifying the nature and circumstance of the proposed transfer, in either instance indicating or opining, as the case may be, that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder; or

                           (ii) Vision Twenty-One shall have received an opinion
from its own counsel to the effect that the proposed transfer will not be in violation of any of the registration provisions of the Securities Act and the rules and regulations promulgated thereunder.

Such Stockholder acknowledges and agrees that the certificates or instruments representing the Vision Twenty-One Common Stock to be issued to Stockholder pursuant to this Agreement shall contain a restrictive legend noting the restrictions on transfer described in this Section and required by federal and applicable state securities laws, and that appropriate "stop-transfer" instructions will be given to Vision Twenty-One's transfer agent in the event such provisions and applicable federal and state securities laws are not complied with by the Company.

     7. INTENTIONALLY OMITTED.

     8. INTENTIONALLY OMITTED.

     9. COVENANTS OF VISION TWENTY-ONE AND THE COMPANY. Vision Twenty-One and the Company agree as follows:

         9.1. Fees and Expenses. Vision Twenty-One shall pay the costs and expenses of its advisors and the reasonable and customary expenses of the Company and Stockholders with respect to the negotiation and consummation of this Agreement and the transactions contemplated herein.

         9.2. Tax Matters.

                  a. Returns. The Company shall duly and timely file all Tax Returns for the Company that are required to be filed on or before the Closing Date and shall duly and timely pay all taxes shown on such Tax Returns to be due. Vision Twenty-One shall duly and timely file the Company's final S corporation income tax returns, provided, however, that such returns shall not be filed without the consent of Stockholders, which shall not be unreasonably withheld. Vision Twenty-One shall provide the Stockholders reasonable access to the books and records of the Company to allow the Stockholders to review such tax returns.

                  b. Audits. The Stockholders will allow Vision Twenty-One and its counsel to participate, at their expense, in any audits of the federal, state or local income tax returns of the Company relating to a period prior to Closing. The Stockholders will not settle any such audit without the prior written consent of Vision Twenty-One, which shall not be unreasonably withheld. Vision Twenty-One will allow the Stockholders and their counsel to participate in any matters relating to a federal, state or local tax return relating to a period prior to Closing and will not settle any such matter without the consent of the Stockholders, which shall not be unreasonably withheld. Vision Twenty-One shall not amend any tax return of the Company relating to a period prior to Closing without the consent of the Stockholders. Vision Twenty-One shall provide the Stockholders reasonable access to the books and records of the Company for any tax matters relating to the tax periods prior to Closing.

                  c. Reorganization Treatment. The parties intend that for income tax purposes the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code and Vision Twenty-One shall report the transactions contemplated hereunder as such on any tax return and shall take no action that results in the Merger not qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

         9.3. Rule 144. Vision Twenty-One covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder to the extent required from time to time to enable the Company to sell the Vision Twenty-One Common Stock without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

     10. INTENTIONALLY OMITTED.

     11. INTENTIONALLY OMITTED.

     12. CLOSING DELIVERIES.

         12.1. Deliveries of The Company. At Closing, the Company shall deliver or cause to be delivered to Vision Twenty-One the following, all of which shall be in a form reasonably satisfactory to Vision Twenty-One:

                  a. a copy of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and all other documents and agreements to be executed in connection herewith, certified by the Secretary of the Company as being a true and correct copy of the original thereof subject to no modifications or amendments;

                  b. Intentionally omitted.

                  c. Intentionally omitted.

                  d. a certificate of the Secretary of the Company certifying as to the incumbency of the directors and officers of each such corporation as to the signatures of such directors and officers who have executed documents pursuant to the Agreement on behalf of the Company.

                  e. a certificate, dated within fifteen (15) days prior to the Closing Date, of the Secretary of State of Delaware certifying that the Company is in existence, has paid all franchise or similar taxes and is in good standing to transact business;

                  f. certificates, dated within fifteen (15) days prior to the Closing Date, of the Secretaries of State of the states in which the Company is qualified to do business, if any, to the effect that the Company is qualified to do business and in good standing as a foreign corporation in each of such states;

                  g. if applicable, all authorizations, consents, permits and licenses referenced in Section 3.6;

                  h. a new lease or leases or assignments of existing leases between the landlords under each lease for real property described on Schedule 3.14(c) and Vision Twenty-One in form and substance reasonably satisfactory to Vision Twenty-One;

                  i. an executed Stockholder Employment Agreement between Vision Twenty-One and Stockholder Employee in substantially the form attached hereto as
Exhibit 12.1(i) ("Stockholder Employment Agreement");

                  j. an executed Registration Rights Agreement between Vision Twenty-One and the Stockholders in substantially the form attached hereto as
Exhibit 12.1(k) (the "Registration Rights Agreement");


                  k. an executed Certificate of Merger necessary to effect the Merger;;

                  l. certificates representing Company Common Stock, together with stock powers duly executed by the Stockholders.

                  m. such other instrument or instruments of transfer prepared by Vision Twenty-One as shall be necessary or appropriate, as Vision Twenty-One or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

         12.2. Deliveries of Vision Twenty-One. At Closing, Vision Twenty-One shall deliver to the Company the following, all of which shall be in a form reasonably satisfactory to the Company:

                  a. a copy of the resolutions of the Board of Directors of Vision Twenty-One authorizing the execution, delivery and performance of this Agreement and all other documents and agreements to be executed in connection herewith, certified by the Secretary of Vision Twenty-One as being true and correct copies of the originals thereof subject to no modifications or amendments;

                  b. a certificate of the Secretary of the Company certifying as to the incumbency of the directors and officers of each such corporation as to the signatures of such directors and officers who have executed documents pursuant to the Agreement on behalf of the Company.

                  c. a certificate, dated within fifteen (15) days prior to the Closing Date, of the Secretary of State of the State of Florida establishing that Vision Twenty-One is in existence, and is in good standing to transact business in such state;

                  d. certificates, dated within fifteen (15) days prior to the Closing Date, of the Secretaries of State of the states in which Vision Twenty-One is qualified to do business, if any, to the effect that Vision Twenty-One is qualified to do business and in good standing as a foreign corporation in each of such states;

                  e. the executed Stockholder Employment Agreement;

                  f. the executed Registration Rights Agreement; and

                  g. stock certificates representing the Vision Twenty-One Common Stock.

     13. POST CLOSING MATTERS.

         13.1. Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer and take such other actions as any of the other parties hereto may reasonably request in order to more effectively consummate the transactions contemplated hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties' respective obligations hereunder for the purposes of this Agreement.

         13.2. Disclosure. From and after the Closing, at the request of Vision Twenty-One, the Stockholders agree to provide all information which Vision Twenty-One may from time to time request concerning the Company and the transactions contemplated hereby for inclusion in any registration statement or other filing made by Vision Twenty-One under the Securities Act or the Exchange Act at no additional cost to Vision Twenty-One. The Stockholders covenant and agree that all such information shall be true and correct when made and shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein contained not misleading.

         13.3. Audited Financial Statements. From and after the Closing, at the request of Vision Twenty-One, the Company agrees to cooperate fully in the preparation of any audited financial statements of the Company and to request its auditor to consent to the inclusion thereof in any registration statement or other filing made by Vision Twenty-One under the Securities Act or the Exchange Act.

         13.4. Survival of Representations and Warranties. All representations, warranties, agreements and obligations made by the parties in this Agreement or in any certificate, schedule, document or instrument furnished hereunder or in connection with the negotiation, execution and performance of this Agreement shall survive the Closing. Each party shall be entitled to rely upon the representations and warranties set forth herein and therein (except in the event that a breach of a representation or warranty is discovered by the claiming party in the course of due diligence prior to the Closing Date) and each such representation and warranty shall be deemed to be material.

         13.5. Leases; Assignment. Within ninety (90) days from the Closing Date, the Company shall use its best efforts to obtain any required consents from the landlords to the real property leases. The Company shall not be liable for any damages resulting from such assignments or from the refusal of any landlord to grant such consents.

     14. REMEDIES.

         14.1. Indemnification by the Stockholders. Subject to the terms and conditions of this Agreement, (i) the Active Stockholders, jointly in proportion to the respective percentages set forth on Schedule 14.1 as to Article 3 and
(ii) all Stockholders severally as to their own representations and warranties set forth in Article 4, agree to indemnify, defend and hold Vision Twenty-One and its directors, officers, members, managers, employees, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, actual or reasonably ascertainable damages which are not merely speculative but specifically excluding lost profits and multiple of earnings (except in the event of fraud), reasonable attorneys' fees and expenses (collectively, "Damages") asserted against or incurred by Vision Twenty-One or any of such individuals or entities (including, but not limited to, any reduction in payments to or revenues of Vision Twenty-One), arising out of or resulting from:

                  a. a breach of any representation, warranty or covenant of the Company or the Stockholders contained herein or in any schedule or certificate delivered hereunder;

                  b. any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses and court costs) incident to any of the foregoing or to the enforcement of this
Section 14.1.

         14.2. Indemnification by Vision Twenty-One. Subject to the terms and conditions of this Agreement, Vision Twenty-One hereby agrees to indemnify, defend and hold the Stockholders harmless from and against all Damages asserted against or incurred by the Stockholders arising out of or resulting from:

                  a. a breach by Vision Twenty-One of any representation, warranty or covenant of Vision Twenty-One contained therein or in any schedule or certificate delivered hereunder;

                  b. Vision Twenty-One's failure to satisfy any liability of the Company arising from events or occurrences after the Closing Date; or

                  c. any liability under the Securities Act, the Exchange Act or any other federal or state "Blue Sky" or securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to Vision Twenty-One, contained in any preliminary prospectus, registration statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, arising out of or based upon any omission or alleged omission to state therein a material fact relating to Vision Twenty-One, required to be stated therein or necessary to make the statements therein not misleading or as a result of the sale to the Stockholders of any of any Vision Twenty-One Common Stock, unless such liability arises from or relates to any breach of the Stockholders' representations and warranties contained in Section 6 hereof.

                  d. any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses and court costs) incident to any of the foregoing or to the enforcement of this
Section 14.2.

         14.3. Conditions of Indemnification. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                  a. A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (and, in any event, at least ten (10) days prior to the due date for any responsive pleadings, filings or other documents)
(i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 14.6, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of such claim. Within thirty (30) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party
(i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 14 with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

         If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 14.3. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to Section 14.3(b) and shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and upon written notification thereof, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party; provided further that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party.

                  b. If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 14.3(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 14.3(b) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, provided; however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article 14 and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnifying Party's defense pursuant to this Section or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control any defense or settlement controlled by the Indemnified Party pursuant to this Section 14.3(b), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnifying Party has been advised by counsel that there may be one or more legal defenses available to the Indemnified Party, then the Indemnifying Party may employ separate counsel and upon written notification thereof, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnifying Party.

                  c. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within sixty (60) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by mediation or arbitration as provided in Section 17.1 if the parties do not reach a settlement of such dispute within thirty (30) days after notice of a dispute is given.

                  d. Payments of all amounts owing by an Indemnifying Party pursuant to this Article 14 relating to a Third Party Claim shall be made within thirty (30) days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 14.3(d) shall be made within thirty (30) days after the later of (i) the expiration of the sixty (60) day Indemnity Notice period or
(ii) the expiration of the period for appeal, if any, of a final adjudication or arbitration of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

         14.4. Exclusivity of Remedies. The remedies provided in this Agreement shall be exclusive of any other rights or remedies available to one party against the other, either at law or in equity; provided however such remedies shall not be exclusive as to any claim based on fraud or any claim under Section 16 of this Agreement. This Article 14 regarding indemnification shall survive Closing.

         14.5. Costs, Expenses and Legal Fees. Each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement, or (b) proving that another party breached any of the terms of this Agreement.

         14.6. Indemnification Limitations. Notwithstanding the provisions of Sections 14.1 and 14.2, no party shall be required to indemnify another party with respect to a breach of a representation, warranty unless the notice of claim for indemnification is delivered within two (2) years after the Closing Date, except that a claim for indemnification for a breach of the representations and warranties contained in Section 3.1, 3.2, 3.7 and 3.14 may be made at any time, and a claim for indemnification for a breach of the representations and warranties contained in Sections 3.19, 3.27 and 3.28 may be made at any time within the applicable statute of limitations.

         Furthermore, the Stockholders shall not be required to indemnify Vision Twenty-One pursuant to Section 14.1 for Damages unless the aggregate amount of Damages incurred by Vision Twenty-One shall exceed One Hundred Thousand Dollars ($100,000) (the "Basket Amount"), after which the Stockholders or the Active Shareholders, as the case may be, shall be obligated to indemnify Vision Twenty-One from the first dollar of Vision Twenty-One's Damages in excess of the Basket Amount, except that the Stockholders' total monetary obligation to indemnify Vision Twenty-One pursuant to Section 14.1 for Damages shall be capped at Five Hundred Thousand Dollars ($500,000.00) (the "Cap Amount") (with each Stockholder being liable only to his pro rata share of the Cap Amount), other than pursuant to a requirement to indemnify Vision Twenty-One under Sections
3.27 and 3.28, or unless the breach involves an intentional breach or fraud by the Company or any of the Stockholders, in which case each Stockholder's liability shall be unlimited.

         14.7. Tax Benefits; Insurance Proceeds. The total amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefit received by the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claim.

     15. NON-COMPETITION AND CONFIDENTIALITY COVENANTS.

         15.1. The Stockholders' Non-Competition Covenant. The Stockholders recognize that their covenants contained in this Article 15.1 are an essential part of this Agreement and that, but for the agreement of the Stockholders to comply with such covenants, Vision Twenty-One would not have entered into this Agreement. The Stockholders acknowledge and agree that their covenants not to compete are necessary to ensure the continuation of the optical and optometric business of the Company, and that irreparable and irrevocable harm and damage will be done to Vision Twenty-One if the Stockholders compete with Vision Twenty-One after the Closing Date. Accordingly, and as part of the consideration hereof, except for the Stockholder's ownership interest in and operation of Vision Insurance Plan of America and except for the employment agreement between Robert L. Sowinski and Vision Twenty-One, none of the Stockholders shall for a period of five (5) years from the Closing Date directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner, or in any other individual or representative capacity whatsoever: (a) engage in any medical or optometric practice management business within the State of Wisconsin; (b) engage in the conduct of a retail optical business within the State of Wisconsin; (c) engage in the conduct of an optometry business within twenty (20) miles of any office location of the Company existing on the Closing Date; (d) solicit the employees of Vision Twenty-One to become employed by any Stockholder or otherwise terminate their employment relationship with Vision Twenty-One; (e) render advice or assistance, or have any interest in, or provide any services to any competitor of the Company or, in the case of Robert L. Sowinski, Vision Twenty-One; provided, however, that ownership of no more than five percent (5%) of the stock of a publicly traded corporation engaged in a competitive business shall not be deemed to be engaging in a competing business; or (f) call upon or solicit any customers or clients of the Company or Vision Twenty-One for the purpose of providing medical or optometric practice management services, retail optical sales or services, or optometric services.

         15.2. The Stockholders' Confidentiality Covenant. From the date hereof, none of the Stockholders shall, directly or indirectly, use for any purpose, or disclose to any third party, any information of Vision Twenty-One, any of its Affiliates or the Company (whether written or oral), including any business management or economic studies, customer lists, proprietary forms, proprietary business or management methods, marketing data, operational methods or procedures, fee schedules or trade secrets of Vision Twenty-One, any of its Affiliates or the Company, and including the terms and provisions of this Agreement and any transaction or document executed by the parties pursuant to this Agreement. Notwithstanding the foregoing, the Stockholders may disclose information that they can establish (a) is or becomes generally available to and known by the public or health community (other than as a result of an unpermitted disclosure directly or indirectly by the Stockholders); (b) is or becomes available to the Stockholders on a nonconfidential basis from a source other than Vision Twenty-One provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to Vision Twenty-One or the Company; or (c) is required to be disclosed by any federal or state law, rule or regulation or by any applicable judgment, order or decree or any court or governmental body or agency having jurisdiction in the premises.

         15.3. Remedies for Breach of Restrictive Covenants. Each of the Stockholders acknowledges that violation of the restrictive covenants contained in Sections 15.1 and 15.2 would cause irreparable harm to Vision Twenty-One which cannot be fully redressed by payment of damages by the Stockholders. Accordingly, Vision Twenty-One shall be entitled in addition to any other right or remedy it may have, at law or in equity, to an injunction, enjoining or restraining a Stockholder from any violation or threatened violation of Sections
15.1 and 15.2. If any of the rights, remedies or restrictions contained in this
Article 15 shall be deemed by a court of competent jurisdiction to be unenforceable by reason of the extent, duration or geographical scope thereof or any other provision of this Agreement, the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision and enforce this Article 15 in its reduced form for all purposes in the manner contemplated hereby. The restrictive covenants contained in this Article 15 shall be construed as an agreement ancillary to the other provisions of this Agreement, and the existence of any claim or cause of action of the Stockholders against Vision Twenty-One, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Vision Twenty-One of the restrictive covenants contained in this Article 15.

         15.4. Survival. The parties acknowledge and agree that this Article 16 shall survive the Closing of the transactions contemplated herein.

     16. DISPUTES.

         16.1. Mediation and Arbitration. Any dispute, controversy or claim (excluding claims arising out of an alleged breach of Article 15 of this Agreement) arising out of this Agreement, or the breach thereof, that cannot be settled through negotiation shall be settled (a) first, by the parties trying in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the AAA (such mediation session to be held in Milwaukee, Wisconsin, and to commence within 15 days of the appointment of the mediator by the AAA), and
(b) if the dispute, controversy or claim cannot be settled by mediation, then by arbitration administered by the AAA under its Commercial Arbitration Rules (such arbitration to be held in Milwaukee, Wisconsin, before a single arbitrator and to commence within 15 days of the appointment of the arbitrator by the AAA), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

     17. MISCELLANEOUS

         17.1. Taxes. The Stockholders shall pay all transfer taxes, sales and other taxes and charges imposed by the States of Delaware and Wisconsin, if any, which may become payable in connection with the transactions and documents contemplated hereunder. Vision Twenty-One shall pay all transfer taxes, sales and other taxes and charges imposed by the State of Florida, if any, which may become payable in connection with the transactions and documents contemplated hereunder.

         17.2. Parties Bound. Except to the extent otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, administrators, guardians, successors and assigns; and no other person shall have any right, benefit or obligation hereunder (except pursuant to Section 14 hereof).

         17.3. Notices. All notices, reports, records or other communications that are required or permitted to be given to the parties under this Agreement shall be sufficient in all respects if given in writing and delivered in person, by telecopy, by overnight courier or by registered or certified mail, postage prepaid, return receipt requested, to the receiving party at the following address:

         If to Vision Twenty-One addressed to:

         Vision Twenty-One, Inc.
         7209 Bryan Dairy Road
         Largo, Florida  34777
         Facsimile No. (813)547-4371
         Attn:  Richard T. Welch, Chief Financial Officer

         With copies to:

         Shumaker, Loop & Kendrick
         Post Office Box 172609
         101 E. Kennedy Boulevard, Suite 2800
         Tampa, Florida  33672-0609
         Facsimile No. (813) 229-1660
         Attn:  Darrell C. Smith, Esquire

         If to the Company addressed to:

         EyeCare One Corporation
         1126 South 70th Street, Suite 5407B
         West Alice, Wisconsin 53214
         Facsimile No. (414)771-8711
         Attn:  Robert L. Sowinski, President

         With copies to:

         Godfrey & Kahn, S.C.
         780 North Water Street
         Milwaukee, Wisconsin 53202-3590
         Facsimile No. (414)273-5198
         Attn:  Stephen Chernof

or to such other address as such party may have given to the other parties by notice pursuant to this Section 18.3. Notice shall be deemed given on the date of delivery, in the case of personal delivery or telecopy, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or registered or certified mail.

         17.4. Choice of Law. This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin without giving effect to its conflicts of laws.

         17.5. Entire Agreement; Amendments and Waivers. This Agreement, together with the documents contemplated by this Agreement and all Exhibits and Schedules hereto and thereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof. No supplement, modification or waiver of any of the provisions of this Agreement shall be binding unless it shall be executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         17.6. Assignment. This Agreement may not be assigned by operation of law or otherwise except that Vision Twenty-One shall have the right to assign this Agreement, at any time, to any Affiliate or direct or indirect wholly-owned subsidiary provided that Vision Twenty-One shall remain primarily liable under this Agreement in the event of such assignment.

         17.7. Attorneys' Fees. Except as otherwise specifically provided herein, if any action or proceeding is brought by any party with respect to this Agreement or the other documents contemplated with respect to the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation or arbitration, including, without limitation, attorneys' fees, to be paid by the losing party, in such amounts as may be determined by the court having jurisdiction of such action or proceeding or by the arbitrators deciding such action or proceeding.

         17.8. Announcements and Press Releases. Any press releases or any other public announcements by any party hereto concerning this Agreement or the transactions contemplated hereunder shall be approved in advance by the other parties hereto; provided, however, that Vision Twenty-One may make such disclosures as are required under federal and state securities laws in the opinion of counsel to Vision Twenty-One and Vision Twenty-One will provide copies of any announcements and press releases to the other parties hereto prior to general disclosure.

         17.9. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17.10. Headings. The headings of the several articles and sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         17.11. Severability. Each article, section and subsection of this Agreement constitutes a separate and distinct undertaking, covenant or provision of this Agreement. If any such provision shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                               EYECARE ONE CORP.

                               By: /s/
                                  -------------------------------------------
                               ________________, President

                               By: /s/
                                  -------------------------------------------
                               ________________, Secretary


                               STOCKHOLDERS


                               /s/ Martin F. Stein
                               ----------------------------------------------
                               Martin F. Stein

                               /s/ Robert L. Sowinski
                               ----------------------------------------------
                               Robert L. Sowinski

                               /s/ Eugene H. Edson
                               ----------------------------------------------
                               Eugene H. Edson

                               /s/ Stephen L. Chernof
                               ----------------------------------------------
                               Stephen L. Chernof, individually

                               /s/ John C. Colman
                               ----------------------------------------------
                               John C. Colman, as Trustee of the
                               John C. Colman Trust u/t/a dated
                                August 5, 1994

                               /s/ Stephen L. Chernof
                               ----------------------------------------------
                               Stephen L. Chernof, as Trustee of the
                               Daniel J. Stein Irrevocable Trust
                               u/a/d April 3, 1996

                               /s/ Daniel J. Stein
                               ----------------------------------------------
                               Daniel J. Stein, as Trustee of the Daniel
                               J. Stein Irrevocable Trust u/a/d April 3, 1996

                               /s/ Stephen L. Chernof
                               ----------------------------------------------
                               Stephen L. Chernof, as Trustee of the
                               Lawrence Stein Irrevocable Trust u/a/d
                               April 5, 1996

                               /s/ Lawrence Stein
                               ----------------------------------------------
                               Lawrence Stein, as Trustee of the Lawrence
                               Stein Irrevocable Trust u/a/d April 5, 1996


                               VISION TWENTY-ONE, INC.


                               By: /s/ Theodore N. Gillette
                                  -------------------------------------------
                                  Theodore N. Gillette, President


                               By: /s/ Richard L. Sanchez
                                  -------------------------------------------
                                  Richard L. Sanchez, Secretary